Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

RAYONIER INC.

AND

RAYONIER ADVANCED MATERIALS INC.

DATED AS OF June 27, 2014

-i-

-ii-

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of June 27, 2014 (this “Agreement”), is by and between Rayonier Inc., a North Carolina corporation (“Rayonier”), and Rayonier Advanced Materials Inc., a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, the board of directors of Rayonier (the “Rayonier Board”) has determined that it is in the best interests of Rayonier and its shareholders to create a new publicly traded company that shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the Rayonier Board has determined that it is appropriate and desirable to separate the SpinCo Business from the Rayonier Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Rayonier Shares on the Record Date of all the outstanding SpinCo Shares owned by Rayonier (the “Distribution”);

WHEREAS, in order to effectuate the Separation and Distribution, Rayonier and SpinCo have entered into a Separation and Distribution Agreement, dated as of May 28, 2014 (the “Separation and Distribution Agreement”); and

WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Separation and Distribution Agreement.

“Action” shall have the meaning set forth in the Separation and Distribution Agreement.

“Adjusted SpinCo Stock Value” shall mean the product obtained by multiplying (i) the SpinCo Stock Value and (ii) the Distribution Ratio.

“Affiliate” shall have the meaning set forth in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.17.

“Ancillary Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“Assets” shall have the meaning set forth in the Separation and Distribution Agreement.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, thrift plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” shall have the meaning set forth in the Separation and Distribution Agreement.

“Corporate Bonus Continuation Period” shall mean a period of time commencing as of the Distribution Date and ending on the earlier of December 31, 2015 and the first regularly scheduled meeting of SpinCo shareholders occurring more than 12 months after the Distribution Date.

“Directors’ Charitable Award Program” shall mean the Rayonier Director’s Charitable Award Program, as amended January 1, 1997.

“Distribution” shall have the meaning set forth in the recitals to this Agreement.

“Distribution Date” shall have the meaning set forth in the Separation and Distribution Agreement.

“Distribution Ratio” shall have the meaning set forth in the Separation and Distribution Agreement.

“Effective Time” shall have the meaning set forth in the Separation and Distribution Agreement.

“Employee” shall mean any Rayonier Group Employee or SpinCo Group Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” shall have the meaning set forth in the Separation and Distribution Agreement.

“FICA” shall have the meaning set forth in Section 3.01(e).

“Force Majeure” shall have the meaning set forth in the Separation and Distribution Agreement.

“Former Employees” shall mean Former Rayonier Group Employees and Former SpinCo Group Employees.

“Former Rayonier Group Employee” shall mean any individual who is a former employee of the Rayonier Group as of the Effective Time and who is not a Former SpinCo Group Employee.

“Former SpinCo Group Employee” shall mean (i) any individual identified as a Former SpinCo Group Employee on the list previously prepared by Rayonier, dated June 2, 2014, (ii) any individual who is a former employee of Rayonier or any of its former Subsidiaries or Subsidiaries as of the Effective Time, in each case, whose most recent employment with Rayonier was with a member of the SpinCo Group or the SpinCo Business, and (iii) any individual who is a former employee of the Southern Wood Piedmont Company and who as of immediately prior to the Effective Time is not an employee of Rayonier or its Subsidiaries.

“FUTA” shall have the meaning set forth in Section 3.01(e).

“General Continuation Period” shall mean a period of time commencing as of the Distribution Date and ending on December 31, 2015.

“Governmental Authority” shall have the meaning set forth in the Separation and Distribution Agreement.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (i) employment contract, (ii) retention, severance or change of control agreement, (iii) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (iv) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Rayonier Group and a SpinCo Group Employee, as in effect immediately prior to the Effective Time.

“IRS” shall have the meaning set forth in the Separation and Distribution Agreement.

“Law” shall have the meaning set forth in the Separation and Distribution Agreement.

“Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“NYSE” shall have the meaning set forth in the Separation and Distribution Agreement.

“Party” shall mean a party to this Agreement.

“Person” shall have the meaning set forth in the Separation and Distribution Agreement.

“Post-Separation Rayonier Awards” shall mean Post-Separation Rayonier Options, Post-Separation Rayonier Restricted Stock Awards, Post-Separation Rayonier Performance Share Awards and Post-Separation Rayonier Time-Vested Awards, collectively.

“Post-Separation Rayonier Option” shall mean a Rayonier Option adjusted as of the Effective Time in accordance with Section 4.02(b).

“Post-Separation Rayonier Performance Share Award” shall mean a Rayonier Performance Share Award adjusted as of the Effective Time in accordance with Section 4.02(c).

“Post-Separation Rayonier Restricted Stock Award” shall mean a Rayonier Restricted Stock Award adjusted as of the Effective Time in accordance with Section 4.02(a).

“Post-Separation Rayonier Stock Value” shall mean the simple average of the volume weighted average per-share price of Rayonier Shares trading on the NYSE during each of the first ten (10) full Trading Sessions immediately after the Effective Time.

“Post-Separation Rayonier Time-Vested Award” shall mean a time-vested equity award granted as of the Effective Time pursuant to a Rayonier Equity Plan in accordance with Section 4.02(c)(ii)(A).

“Providing Party” shall have the meaning set forth in Section 2.02(b).

“QDRO” shall mean a qualified domestic relations order within the meaning of Section 206(d) of ERISA and Section 414(p) of the Code.

“Rayonier” shall have the meaning set forth in the preamble to this Agreement.

“Rayonier Awards” shall mean Rayonier Options, Rayonier Restricted Stock Awards and Rayonier Performance Share Awards, collectively.

“Rayonier Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by Rayonier or any of its Subsidiaries immediately prior to the Effective Time, excluding any SpinCo Benefit Plan.

“Rayonier Board” shall have the meaning set forth in the recitals to this Agreement.

“Rayonier Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“Rayonier Change of Control” shall have the meaning set forth in Section 4.02(d).

“Rayonier Compensation Committee” shall mean the Compensation Committee of the Rayonier Board.

“Rayonier Equity Plan” shall mean any equity compensation plan sponsored or maintained by Rayonier immediately prior to the Effective Time, including the Rayonier Incentive Stock Plan, as amended, and the 1994 Rayonier Incentive Stock Plan, as amended.

“Rayonier Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“Rayonier Group Employees” shall have the meaning set forth in Section 3.01(a).

“Rayonier HSA” shall have the meaning set forth in Section 7.01(c).

“Rayonier Liability” shall have the meaning set forth in the Separation and Distribution Agreement.

“Rayonier Non-Equity Incentive Plan” shall mean the Rayonier Non-Equity Incentive Plan as in effect immediately prior to the Effective Time.

“Rayonier Nonqualified Plans” shall mean the Rayonier Excess Benefit Plan and the Rayonier Excess Savings and Deferred Compensation Plan.

“Rayonier Option” shall mean an option to purchase Rayonier Shares granted pursuant to a Rayonier Equity Plan that is outstanding as of immediately prior to the Effective Time.

“Rayonier Pension Plan” shall mean the Retirement Plan for Salaried Employees of Rayonier Inc.

“Rayonier Pension Trust” shall mean the Rayonier Inc. Master Retirement Trust.

“Rayonier Performance Share Award” shall mean a performance share award granted pursuant to the Rayonier Incentive Stock Plan and a Performance Share Award Program thereunder that is outstanding as of immediately prior to the Effective Time.

“Rayonier Ratio” shall mean the quotient obtained by dividing the Rayonier Stock Value by the Post-Separation Rayonier Stock Value.

“Rayonier Restricted Stock Award” shall mean a restricted stock award granted pursuant to a Rayonier Equity Plan that is outstanding as of immediately prior to the Effective Time.

“Rayonier Savings Plan” shall mean the Rayonier Investment and Savings Plan for Salaried Employees.

“Rayonier Share Fund” shall have the meaning set forth in Section 5.03(b).

“Rayonier Shares” shall have the meaning set forth in the Separation and Distribution Agreement.

“Rayonier Stock Value” shall mean the simple average of the volume weighted average per-share price of Rayonier Shares trading “regular way with due bills” on the NYSE during each of the last ten (10) full Trading Sessions immediately prior to the Effective Time.

“Rayonier Value Factor” shall mean the quotient obtained by dividing (i) the Rayonier Stock Value by (ii) the sum of (A) the Adjusted SpinCo Stock Value and (B) the Post-Separation Rayonier Stock Value.

“Rayonier Welfare Plan” shall mean any Welfare Plan established, sponsored, maintained or contributed to by Rayonier or any of its Subsidiaries for the benefit of Employees or Former Employees, including each Welfare Plan listed on Schedule 1.01(c) but excluding the Rayonier Executive Severance Pay Plan and any SpinCo Welfare Plan.

“Record Date” shall have the meaning set forth in the Separation and Distribution Agreement.

“Requesting Party” shall have the meaning set forth in Section 2.02(b).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation” shall have the meaning set forth in the recitals to this Agreement.

“Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

“SpinCo” shall have the meaning set forth in the preamble to this Agreement.

“SpinCo Awards” shall mean SpinCo Options, SpinCo Restricted Stock Awards, SpinCo Performance Share Awards and SpinCo Time-Vested Awards, collectively.

“SpinCo Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the SpinCo Group as of or after the Effective Time, including any SpinCo Retained Plan.

“SpinCo Board” shall mean the Board of Directors of SpinCo.

“SpinCo Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Change of Control” shall have the meaning set forth in Section 4.02(d).

“SpinCo Compensation Committee” shall mean the Compensation Committee of the SpinCo Board.

“SpinCo Designees” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Equity Plan” shall mean the SpinCo 2014 Equity Incentive Plan.

“SpinCo Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Group Employees” shall have the meaning set forth in Section 3.01(a).

“SpinCo HSA” shall have the meaning set forth in Section 7.01(c).

“SpinCo Liability” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Non-Equity Incentive Plan” shall mean the SpinCo Non-Equity Incentive Plan established pursuant to Section 4.03(a).

“SpinCo Nonqualified Plan” shall mean the SpinCo Excess Benefit Plan and the SpinCo Excess Savings and Deferred Compensation Plan, collectively.

“SpinCo Option” shall mean an option to purchase SpinCo Shares granted by SpinCo pursuant to the SpinCo Equity Plan in accordance with Section 4.02(b).

“SpinCo Outside Directors’ Compensation Program” shall mean the SpinCo Outside Directors’ Compensation Program established pursuant to Section 4.05(a).

“SpinCo Pension Plan” shall mean the Retirement Plan for Salaried Employees of SpinCo Inc.

“SpinCo Pension Trust” shall have the meaning set forth in Section 5.01(a).

“SpinCo Performance Share Award” shall mean a performance share award granted pursuant to the SpinCo Equity Plan and a SpinCo Performance Share Award Program thereunder in accordance with Section 4.02(c).

“SpinCo Ratio” shall mean the quotient obtained by dividing the Rayonier Stock Value by the SpinCo Stock Value.

“SpinCo Restricted Stock Award” shall mean a restricted stock award granted pursuant to the SpinCo Equity Plan in accordance with Section 4.02(a).

“SpinCo Retained Bonus Plans” shall have the meaning set forth in Section 4.03(b).

“SpinCo Retained Pension Plans” shall have the meaning set forth in Section 5.02.

“SpinCo Retained Plan” means a SpinCo Retained Bonus Plan, SpinCo Retained Pension Plan, SpinCo Retained Savings Plan or SpinCo Retained Welfare Plan.

“SpinCo Retained Savings Plans” shall have the meaning set forth in Section 5.04.

“SpinCo Retained Welfare Plans” shall have the meaning set forth in Section 7.08.

“SpinCo Savings Plan” shall mean the SpinCo Investment and Savings Plan for Salaried Employees.

“SpinCo Share Fund” shall have the meaning set forth in Section 5.03(c).

“SpinCo Shares” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Stock Value” shall mean the simple average of the volume weighted average per-share price of SpinCo Shares trading on the NYSE during each of the first ten (10) full Trading Sessions immediately after the Effective Time.

“SpinCo Time-Vested Award” shall mean a time-vested equity award granted pursuant to the SpinCo Equity Plan in accordance with Section 4.02(c)(ii)(B).

“SpinCo Value Factor” shall mean the quotient obtained by dividing (i) the Rayonier Stock Value by (ii) the sum of (A) the SpinCo Stock Value and (B) the quotient obtained by dividing the Post-Separation Rayonier Stock Value by the Distribution Ratio.

“SpinCo Welfare Plans” shall mean the Welfare Plans established, sponsored, maintained or contributed to by any member of the SpinCo Group for the benefit of SpinCo Group Employees and Former SpinCo Group Employees, including any SpinCo Retained Welfare Plans.

“Subsidiary” shall have the meaning set forth in the Separation and Distribution Agreement.

“Third Party” shall have the meaning set forth in the Separation and Distribution Agreement.

“Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading in Rayonier Shares or SpinCo Shares (as applicable) is permitted on the NYSE.

“Transferred Account Balances” shall have the meaning set forth in Section 7.01(d).

“Transferred Director” shall have the meaning set forth in Section 4.05(a).

“Transition Services Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“U.S.” shall mean the United States of America.

“Welfare Benefit Continuation Period” shall mean a period of time commencing as of the Distribution Date and ending on December 31, 2014.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time-off programs, contribution funding toward a health savings account, flexible spending accounts or cashable credits.

Section 1.02. Interpretation. Section 10.16 of the Separation and Distribution Agreement is hereby incorporated by reference.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01. General Principles.

(a) Acceptance and Assumption of SpinCo Liabilities. On or prior to the Effective Time, but in any case prior to the Distribution, SpinCo and the applicable SpinCo Designees shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a SpinCo Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Rayonier’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Rayonier Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Rayonier Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any SpinCo Group Employees and Former SpinCo Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims made by or with respect to any SpinCo Group Employees or Former SpinCo Group Employees in connection with any Benefit Plan not retained or assumed by any member of the Rayonier Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement; and

(iii) any and all Liabilities expressly assumed or retained by any member of the SpinCo Group pursuant to this Agreement.

(b) Acceptance and Assumption of Rayonier Liabilities. On or prior to the Effective Time, but in any case prior to the Distribution, Rayonier and certain members of the Rayonier Group designated by Rayonier shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities held by SpinCo or any SpinCo Designee and Rayonier and the applicable members of the Rayonier Group shall be responsible for such Liabilities in accordance with their respective terms (each of which shall be considered a Rayonier Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Rayonier’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Rayonier Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Rayonier Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Rayonier Group Employees and Former Rayonier Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims made by or with respect to any Rayonier Group Employees or Former Rayonier Group Employees in connection with any Benefit Plan not retained or assumed by any member of the SpinCo Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement; and

(iii) any and all Liabilities expressly assumed or retained by any member of the Rayonier Group pursuant to this Agreement.

(c) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02. Service Credit.

(a) Service for Eligibility, Vesting and Benefit Purposes. The SpinCo Benefit Plans shall, and SpinCo shall cause each member of the SpinCo Group to, recognize each SpinCo Group Employee’s and each Former SpinCo Group Employee’s full service with Rayonier or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was credited by Rayonier for similar purposes prior to the Effective Time as if such full service had been performed for a member of the SpinCo Group, for purposes of eligibility, vesting and determination of level of benefits under any such SpinCo Benefit Plan.

(b) Evidence of Prior Service. Notwithstanding anything in this Agreement to the contrary, but subject to Section 3.02 and applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of former Employees of the Providing Party who are then Employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such Employee.

Section 2.03. Benefit Plans.

(a) Establishment of Plans. Before the Effective Time, SpinCo shall, or shall cause an applicable member of the SpinCo Group to, adopt Benefit Plans (and related trusts, if applicable), with terms comparable (or such other standard as is specified in this Agreement with respect to any particular Benefit Plan) to those of the corresponding Rayonier Benefit Plans, including in particular those listed on Schedule 2.03(a); provided, however, that SpinCo may limit participation in any such SpinCo Benefit Plan to SpinCo Group Employees and Former SpinCo Group Employees who participated in the corresponding Rayonier Benefit Plan immediately prior to the Effective Time.

(b) Information and Operation. Rayonier shall provide SpinCo with information describing each Rayonier Benefit Plan election made by a SpinCo Group Employee or Former SpinCo Group Employee that may have application to SpinCo Benefit Plans from and after the Effective Time, and SpinCo shall use its commercially reasonable efforts to administer the SpinCo Benefit Plans using those elections. Each Party shall, upon reasonable request, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(c) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any SpinCo Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding Rayonier Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Rayonier Group. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any compensation or

Benefit Plan, program or arrangement sponsored or maintained by a member of the Rayonier Group or member of the SpinCo Group on the part of any Employee or Former Employee.

(d) No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Rayonier and SpinCo, as required by applicable Law, or as explicitly set forth in a SpinCo Benefit Plan, a SpinCo Group Employee or Former SpinCo Group Employee shall be entitled to participate in the SpinCo Benefit Plans at the Effective Time only to the extent that such SpinCo Group Employee or Former SpinCo Group Employee was entitled to participate in the corresponding Rayonier Benefit Plan as in effect immediately prior to the Effective Time (to the extent that such SpinCo Group Employee or Former SpinCo Group Employee does not participate in the respective SpinCo Benefit Plan immediately prior to the Effective Time), it being understood that this Agreement does not expand (i) the number of SpinCo Group Employees or Former SpinCo Group Employees entitled to participate in any SpinCo Benefit Plan or (ii) the participation rights of SpinCo Group Employees or Former SpinCo Group Employees in any SpinCo Benefit Plans beyond the rights of such SpinCo Group Employees or Former SpinCo Group Employees under the corresponding Rayonier Benefit Plans, in each case, after the Effective Time.

(e) Transition Services. The Parties acknowledge that the Rayonier Group or the SpinCo Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(f) Beneficiaries. References to Rayonier Group Employees, Former Rayonier Group Employees, SpinCo Group Employees, Former SpinCo Group Employees, and non-employee directors of either Rayonier or SpinCo (including Transferred Directors), shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

Section 2.04. Individual Agreements.

(a) Assignment by Rayonier. To the extent necessary, Rayonier shall assign, or cause an applicable member of the Rayonier Group to assign, to SpinCo or another member of the SpinCo Group, as designated by SpinCo, all Individual Agreements, with such assignment to be effective as of the Effective Time; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the SpinCo Group shall be considered to be a successor to each member of the Rayonier Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the SpinCo Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary), with respect to the business operations of the SpinCo Group; provided, further, that in no event shall Rayonier be permitted to enforce any Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a SpinCo Group Employee or Former SpinCo Group Employee for action taken in such individual’s capacity as a SpinCo Group Employee or Former SpinCo Group Employee.

(b) Assumption by SpinCo. Effective as of the Effective Time, SpinCo will assume and honor, or will cause a member of the SpinCo Group to assume and honor, any individual agreement to which any SpinCo Group Employee or Former SpinCo Group Employee is a party with any member of the Rayonier Group, including any Individual Agreement.

Section 2.05. Collective Bargaining. Effective no later than immediately prior to the Effective Time, to the extent necessary, SpinCo shall cause the appropriate member of the SpinCo Group to (a) assume all collective bargaining agreements (including any national, sector or local collective bargaining agreement) that cover SpinCo Group Employees or Former SpinCo Group Employees and the Liabilities arising under any such collective bargaining agreements, and (b) join any industrial, employer or similar association or federation if membership is required for the relevant collective bargaining agreement to continue to apply.

Section 2.06. Non-U.S. Regulatory Compliance. Rayonier shall have the authority to adjust the treatment described in this Agreement with respect to SpinCo Group Employees who are located outside of the United States in order to ensure compliance with the applicable laws or regulations of countries outside of the United States or to preserve the tax benefits provided under local tax law or regulation before the Distribution.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.01. Active Employees.

(a) Assignment and Transfer of Employees. Effective no later than immediately prior to the Effective Time and except as otherwise agreed by the Parties, (i) the applicable member of the Rayonier Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the SpinCo Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence approved by the Rayonier Human Resources department or otherwise taken in accordance with applicable Law) (collectively, the “SpinCo Group Employees”) is employed by a member of the SpinCo Group as of immediately after the Effective Time, and (ii) the applicable member of the Rayonier Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Rayonier Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence approved by the Rayonier Human Resources department or otherwise taken in accordance with applicable Law) and any other individual employed by the Rayonier Group as of the Effective Time who is not a SpinCo Group Employee (collectively, the “Rayonier Group Employees”) is employed by a member of the Rayonier Group as of immediately after the Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Rayonier Group or any member of the SpinCo Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law.

(c) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any SpinCo Group Employee or Rayonier Group Employee to severance payments or benefits.

(d) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the Rayonier Group or member of the SpinCo Group.

(e) Payroll and Related Taxes. With respect to any SpinCo Group Employee or group of SpinCo Group Employees, the Parties shall, or shall cause their respective Subsidiaries to, (i) treat SpinCo (or the applicable member of the SpinCo Group) as a “successor employer” and Rayonier (or the applicable member of the Rayonier Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (ii) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each such SpinCo Group Employee for the tax year during which the Effective Time occurs, and (iii) use commercially reasonably efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53; provided, however, that, to the extent that SpinCo (or the applicable member of the SpinCo Group) cannot be treated as a “successor employer” to Rayonier (or the applicable member of the Rayonier Group) within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code with respect to any SpinCo Group Employee or group of SpinCo Group Employees, (x) with respect to the portion of the tax year commencing on January 1, 2014 and ending on the Distribution Date, Rayonier will (A) be responsible for all payroll obligations, tax withholding and reporting obligations for such SpinCo Group Employees and (B) furnish a Form W-2 or similar earnings statement to all such SpinCo Group Employees for such period, and (y) with respect to the remaining portion of such tax year, SpinCo will (A) be responsible for all payroll obligations, tax withholding and reporting obligations regarding such SpinCo Group Employees and (B) furnish a Form W-2 or similar earnings statement to all such SpinCo Group Employees.

Section 3.02. No-Hire and Non-Solicitation. Each Party agrees that, for a period of two years from the Distribution Date, such Party shall not hire or solicit for employment any individual who is a Rayonier Group Employee, in the case of SpinCo, or a SpinCo Group Employee, in the case of Rayonier; provided, however, that, without limiting the generality of the foregoing prohibition on solicitation and hiring Employees of the other Party, this Section 3.02 shall not prohibit (a) generalized solicitations that are not directed to specific Persons or Employees of the other Party, (b) the solicitation and hiring of a Person whose employment was involuntarily terminated by the other Party, or (c) the solicitation and hiring of a Person after receipt by the soliciting Party (in advance of any solicitation or, in the case of a response to a general solicitation as permitted under clause (a) above, in advance of any subsequent solicitation in connection with the recruiting process) of the express written consent of the senior Human Resources executive of the Party that employs the Person who is to be solicited and/or hired. Except as provided in clause (b) above with respect to involuntary terminations, without regard to the use of the term “Employee” or “employs,” the restrictions under this Section 3.02 shall be applicable to (i) Rayonier Group Employees whose employment terminates after the Effective Time, and (ii) SpinCo Group Employees whose employment terminates after the Effective Time, in each case, until the date that is six months after such Employee’s last date of employment with Rayonier or SpinCo, as applicable. For the avoidance of doubt, the restrictions under this Section 3.02 shall not apply to Former Rayonier Group Employees or Former SpinCo Group Employees whose most recent employment with Rayonier and its Subsidiaries was terminated prior to the Effective Time.

ARTICLE IV

EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01. Generally. Each Rayonier Award granted that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that, effective immediately prior to the Effective Time, the Rayonier Compensation Committee may provide for different adjustments with respect to some or all Rayonier Awards to the extent that the Rayonier Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Rayonier Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. Before the Effective Time, the SpinCo Equity Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section 4.02.

Section 4.02. Equity Incentive Awards.

(a) Restricted Stock. Each holder of an outstanding Rayonier Restricted Stock Award immediately prior to the Effective Time shall receive, as of the Effective Time, a SpinCo Restricted Stock Award for such number of shares as determined by applying the Distribution Ratio in the same way as if the outstanding Rayonier Restricted Stock Award comprised fully vested Rayonier Shares as of the Effective Time. Except as set forth in this Section 4.02, the Post-Separation Rayonier Restricted Stock Award and the SpinCo Restricted Stock Award issued in accordance with this Section 4.02 both shall be subject to the same terms and conditions (including with respect to vesting) immediately after the Effective Time as were applicable to the Rayonier Restricted Stock Award immediately prior to the Effective Time (except as otherwise provided herein, including in Sections 4.02(d) and (e)).

(b) Stock Options. Each Rayonier Option that is outstanding immediately prior to the Effective Time, regardless of by whom held, shall be converted as of the Effective Time into both a Post-Separation Rayonier Option and a SpinCo Option and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as were applicable to such Rayonier Option immediately prior to the Effective Time (except as otherwise provided herein, including in Sections 4.02(d) and (e)); provided, however, that from and after the Effective Time:

(i) the number of Rayonier Shares subject to such Post-Separation Rayonier Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the number of Rayonier Shares subject to the corresponding Rayonier Option immediately prior to the Effective Time by (B) the Rayonier Value Factor;

(ii) the number of SpinCo Shares subject to such SpinCo Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the number of Rayonier Shares subject to the corresponding Rayonier Option immediately prior to the Effective Time by (B) the SpinCo Value Factor;

(iii) the per share exercise price of such Post-Separation Rayonier Option, rounded up to the nearest hundredth of a cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of the corresponding Rayonier Option immediately prior to the Effective Time by (B) the Rayonier Ratio; and

(iv) the per share exercise price of such SpinCo Option, rounded up to the nearest hundredth of a cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of the corresponding Rayonier Option immediately prior to the Effective Time by (B) the SpinCo Ratio.

Notwithstanding anything to the contrary in this Section 4.02(b), the exercise price, the number of Rayonier Shares and SpinCo Shares subject to each Post-Separation Rayonier Option and SpinCo Option, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(c) Performance Share Awards.

(i) As of the Effective Time, each Rayonier Performance Share Award granted in 2012 shall be converted into a Post-Separation Rayonier Performance Share Award and a SpinCo Performance Share Award and each such award shall be subject to the same terms and conditions (including with respect to vesting and applicable performance criteria) after the Effective Time as were applicable to such Rayonier Performance Share Award prior to the Effective Time (except as otherwise provided herein, including in Sections 4.02(d) and (e)); provided, however, that:

(A) payment, if any, shall be made in Rayonier Shares (with respect to the Post-Separation Rayonier Performance Share Award) and SpinCo Shares (with respect to the SpinCo Performance Share Award);

(B) the number of shares subject to (1) such Post-Separation Rayonier Performance Share Award shall be equal to the number of Rayonier Shares subject to the corresponding Rayonier Performance Share Award immediately prior to the Effective Time, and (2) such SpinCo Performance Share Award shall be equal to (x) the number of Rayonier Shares subject to the Rayonier Performance Share Award immediately prior to the Effective Time multiplied by (y) the Distribution Ratio, rounded down to the nearest whole share;

(C) dividends taken into account for purposes of (1) determining the value of dividend equivalent accounts or (2) the reinvestment of dividends in the calculation of total shareholder return, shall be any cash dividends paid on Rayonier Shares during the performance period and any cash dividends paid on SpinCo Shares during the portion of the performance period occurring after the Effective Time;

(D) the stock price at the end of the performance period used to determine stock price appreciation shall be the sum of (1) the closing price per share of Rayonier Shares on the NYSE during the 20 trading days preceding December 31, 2014, and (2) the closing price per share of SpinCo Shares on the NYSE during the 20 trading days preceding December 31, 2014 multiplied by the Distribution Ratio; and

(E) any determination as to the treatment, upon an Employee’s retirement, of the Post-Separation Rayonier Performance Share Award and SpinCo Performance Share Award granted to such Employee pursuant to the Rayonier Equity Plan or the SpinCo Equity Plan, as applicable, and this Section 4.02(c)(i), shall be made by the Compensation Committee of the Board of Directors of the Party that directly or indirectly employs such Employee immediately after the Effective Time (Rayonier or SpinCo, as applicable); provided, that any such determination shall apply uniformly to both the Post-Separation Rayonier Performance Share Award and the SpinCo Performance Share Award held by such Employee.

(ii) As of the Effective Time, each Rayonier Performance Share Award granted in 2013 shall be cancelled in its entirety and, with respect to such Rayonier Performance Share Awards held by Rayonier Group Employees and SpinCo Group Employees, replaced as soon as reasonably practicable following the Effective Time (but not later than 90 days following the Effective Time) with a new award as follows:

(A) each Rayonier Performance Share Award granted in 2013 and held by a Rayonier Group Employee immediately prior to the Effective Time shall be replaced with a Post-Separation Rayonier Time-Vested Award. The number of shares subject to such Post-Separation Rayonier Time-Vested Award shall be equal to (1) the fair market value (at the target level of performance) of the corresponding Rayonier Performance Share Award on the date that it was originally granted (as reflected in Rayonier’s records), divided by (2) the Post-Separation Rayonier Stock Value. Such Post-Separation Rayonier Time-Vested Award shall vest in full on the second anniversary of the Distribution Date, subject to such Rayonier Group Employee’s continued employment with Rayonier through such second anniversary or such earlier date as is provided in the award agreement governing such Post-Separation Rayonier Time-Vested Award or otherwise determined by the Rayonier Compensation Committee following the Effective Time; and

(B) each Rayonier Performance Share Award granted in 2013 and held by a SpinCo Group Employee immediately prior to the Effective Time shall be replaced with a SpinCo Time-Vested Award. The number of shares subject to such SpinCo Time-Vested Award shall be equal to (1) the fair market value (at the target level of performance) of the corresponding Rayonier Performance Share Award on the date that it was originally granted (as reflected in Rayonier’s records), divided by (2) the SpinCo Stock Value. Such SpinCo Time-Vested Award shall vest in full on the second anniversary of the Distribution Date, subject to such SpinCo Group Employee’s continued employment with SpinCo through such second anniversary or such earlier date as is provided in the award agreement governing such SpinCo Time-Vested Award or otherwise determined by the SpinCo Compensation Committee following the Effective Time.

(iii) As of the Effective Time, each Rayonier Performance Share Award granted in 2014 shall be cancelled in its entirety and, with respect to such Rayonier Performance Share Awards held by Rayonier Group Employees and SpinCo Group Employees, replaced as soon as reasonably practicable following the Effective Time (but not later than 90 days following the Effective Time) with a new award as follows:

(A) each Rayonier Performance Share Award granted in 2014 and held by a Rayonier Group Employee immediately prior to the Effective Time shall be replaced with a Post-Separation Rayonier Performance Share Award. The number of shares subject to such Post-Separation Rayonier Performance Share Award shall be equal to (1) the fair market value (at the target level of performance) of the corresponding Rayonier Performance Share Award on the date that it was originally granted (as reflected in Rayonier’s records), divided by (2) the Post-Separation Rayonier Stock Value. Such Post-Separation Rayonier Performance Share Award shall be subject to such terms and conditions as are determined by the Rayonier Compensation Committee prior to the Distribution Date; provided, that (x) such Post-Separation Rayonier Performance Share Award shall be denominated only in Rayonier Shares (and cash in respect of any dividend equivalents thereon), and (y) the applicable performance period shall end on December 31, 2016; and

(B) each Rayonier Performance Share Award granted in 2014 and held by a SpinCo Group Employee immediately prior to the Effective Time shall be replaced with a SpinCo Performance Share Award. The number of shares subject to such SpinCo Performance Share Award shall be equal to (1) the fair market value (at the target level of performance) of the corresponding Rayonier Performance Share Award on the date that it was originally granted (as reflected in Rayonier’s records) divided by (2) the SpinCo Stock Value. Such SpinCo Performance Share Award shall be subject to such terms and conditions as are determined by the SpinCo Compensation Committee; provided, that (x) such SpinCo Performance Share Award shall be in the form of restricted SpinCo Shares (and cash in respect of dividends payable to holders of such restricted SpinCo shares, which may be subject to future vesting requirements as determined by the SpinCo Compensation Committee), and (y) the applicable performance period shall end on December 31, 2016.

(d) Miscellaneous Award Terms. With respect to Post-Separation Rayonier Awards and SpinCo Awards, (i) employment with or service to the Rayonier Group shall be treated as employment with and service to SpinCo with respect to SpinCo Awards held by

Rayonier Group Employees or Rayonier non-employee directors, and (ii) employment with or service to the SpinCo Group shall be treated as employment with or service to Rayonier with respect to Post-Separation Rayonier Awards held by SpinCo Group Employees or Transferred Directors. In addition, none of the Separation, the Distribution or any employment transfer described in Section 3.01(a) shall constitute a termination of employment for any Employee for purposes of any Post-Separation Rayonier Award or any SpinCo Award. After the Effective Time, for any award adjusted under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or Rayonier Equity Plan applicable to such award (A) with respect to Post-Separation Rayonier Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or Rayonier Equity Plan (a “Rayonier Change of Control”), and (B) with respect to SpinCo Awards, shall be deemed to refer to a “Change in Control” as defined in the SpinCo Equity Plan (a “SpinCo Change of Control”). Without limiting the foregoing, with respect to provisions related to vesting of awards, a Rayonier Change of Control shall be treated as a SpinCo Change of Control for purposes of SpinCo Awards held by Rayonier Group Employees, Former Rayonier Group Employees and Rayonier non-employee directors, and a SpinCo Change of Control shall be treated as a Rayonier Change of Control for purposes of Post-Separation Rayonier Awards held by SpinCo Group Employees, Former SpinCo Group Employees and Transferred Directors.

(e) Equity Plan Restrictive Covenants. Without limiting the generality of Section 2.04(a), effective as of the Effective Time, to the extent permitted under applicable Law, each member of the SpinCo Group shall be considered to be a successor to each member of the Rayonier Group for purposes of, and a third-party beneficiary with respect to, the restrictive covenants (including non-competition covenants) contained in the Rayonier Equity Plans and award agreements thereunder (only to the extent that such agreements are not assigned to SpinCo in accordance with Section 2.04), such that each member of the SpinCo Group shall enjoy all of the rights and benefits under such arrangements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the SpinCo Group; provided, that from and after the Distribution Date, in no event shall Rayonier or any member of the Rayonier Group be permitted to enforce any restrictive covenant (including non-competition covenants) in the Rayonier Equity Plan or any award agreement thereunder against a SpinCo Group Employee or Former SpinCo Group Employee for action taken in such individual’s capacity as a SpinCo Group Employee or Former SpinCo Group Employee.

(f) Tax Reporting and Withholding.

(i) Except as otherwise provided in this Section 4.02(f), after the Effective Time, Post-Separation Rayonier Awards, regardless of by whom held, shall be settled by Rayonier, and SpinCo Awards, regardless of by whom held, shall be settled by SpinCo.

(ii) Upon the vesting of SpinCo Awards, SpinCo shall be solely responsible for ensuring the satisfaction of all applicable tax withholding requirements on behalf of each SpinCo Group Employee or Former SpinCo Group Employee and for ensuring the collection and remittance of employee withholding taxes to the Rayonier Group with respect to each Rayonier Group Employee or Former Rayonier Group Employee (with Rayonier Group being responsible for remittance of the applicable employee taxes and payment and remittance of the applicable employer taxes relating to Rayonier Group Employees and Former Rayonier Group Employees to the applicable Governmental Authority). Upon the vesting of Post-Separation Rayonier Awards, Rayonier shall be solely responsible for ensuring the satisfaction of all applicable tax withholding requirements on behalf of each Rayonier Group Employee or Former Rayonier Group Employee and for ensuring the collection and remittance of employee withholding taxes to the SpinCo Group with respect to each SpinCo Group Employee or Former SpinCo Group Employee (with SpinCo Group being responsible for remittance of the applicable employee taxes and payment and remittance of the applicable employer taxes relating to SpinCo Group Employees and Former SpinCo Group Employees to the applicable Governmental Authority). Following the Effective Time, Rayonier shall be responsible for all income tax reporting in respect of Post-Separation Rayonier Awards and SpinCo Awards held by Rayonier Group Employees, Former Rayonier Group Employees and individuals who are or were Rayonier non-employee directors, and SpinCo will be responsible for all income tax reporting in respect of Post-Separation Rayonier Awards and SpinCo Awards held by SpinCo Group Employees, Former SpinCo Group Employees and Transferred Directors.

(iii) SpinCo shall be responsible for the settlement of cash dividend equivalents on any Post-Separation Rayonier Awards or SpinCo Awards held by a SpinCo Group Employee, Former SpinCo Group Employee or Transferred Director. Prior to the date any such settlement is due, Rayonier shall pay SpinCo in cash amounts required to settle (A) any dividend equivalents with respect to Post-Separation Rayonier Awards and (B) any dividend equivalents accrued prior to the Effective Time with respect to SpinCo Awards. Rayonier shall be responsible for the settlement of cash dividends equivalents on any Post-Separation Rayonier Awards or SpinCo Awards held by a Rayonier Group Employee, Former Rayonier Group Employee or non-employee director of Rayonier. Prior to the date any such settlement is due, SpinCo shall pay Rayonier in cash amounts required to settle any dividend equivalents accrued following the Effective Time with respect to SpinCo Awards.

(iv) Following the Effective Time, if any Post-Separation Rayonier Award held by a SpinCo Group Employee, Former SpinCo Group Employee or Transferred Director shall fail to become vested, such Post-Separation Rayonier Award shall be forfeited to Rayonier, and if any SpinCo Award held by a Rayonier Group Employee, Former Rayonier Group Employee or non-employee director of Rayonier shall fail to become vested, such SpinCo Award shall be forfeited to SpinCo.

(g) Cooperation. Each of the Parties shall establish an appropriate administration system in order to administer, in an orderly manner, (i) exercises of vested Post-Separation Rayonier Options and SpinCo Options, (ii) the vesting and forfeiture of unvested Post-Separation Rayonier Awards and SpinCo Awards, and (iii) the withholding and reporting requirements with respect to all awards. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for vesting and forfeiture of awards and tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

(h) Registration and Other Regulatory Requirements. SpinCo agrees to file Forms S-1, S-3 and S-8 registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the SpinCo Shares authorized for issuance under the SpinCo Equity Plan, as required pursuant to the Securities Act, before the date of issuance of any SpinCo Shares pursuant to the SpinCo Equity Plan. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(h), including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions. Rayonier agrees to facilitate the adoption and approval of the SpinCo Equity Plan consistent with the requirements of Treasury Regulations Section 1.162-27(f)(4)(iii).

Section 4.03. Non-Equity Incentive Plans.

(a) Corporate Bonus Plans.

(i) Before the Effective Time, SpinCo shall establish the SpinCo Non-Equity Incentive Plan, which, for not less than the Corporate Bonus Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Non-Equity Incentive Plan with such changes to the applicable performance goals as may be necessary in order to reflect the SpinCo Business following the Separation. Notwithstanding the foregoing, during the Corporate Bonus Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Non-Equity Incentive Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in bonus award opportunities that are less favorable than those applicable under the Rayonier Non-Equity Incentive Plan to the SpinCo Group Employees who were participants in the Rayonier Non-Equity Incentive Plan immediately prior to the Effective Time.

(ii) In respect of any bonus award opportunities outstanding under the Rayonier Annual Corporate Bonus Program as of immediately prior to the Effective Time, the Performance Period (as such term is defined in the Rayonier Annual Corporate Bonus Program) of such awards shall terminate as of immediately prior to the Effective Time and bonus awards shall be determined as soon as reasonably practicable after the Effective Time and paid in accordance with the terms of the Rayonier Annual Corporate Bonus Program as in effect as of immediately prior to the Effective Time. As of the Effective Time, the Liability in respect of such bonus awards allocable to SpinCo Group Employees (or Former SpinCo Group Employees, as applicable) shall be assumed by the SpinCo Group based on the accrual for such employees as of immediately prior to the Effective Time, and upon the determination of the actual amount of the bonuses for the SpinCo Group Employees (or Former SpinCo Group Employees, as applicable) by Rayonier following the Effective Time, any such additional Liability shall be assumed by the SpinCo Group retroactively effective as of the Effective Time. Rayonier and SpinCo shall pay the amounts awarded to their respective Employees no later than March 15 of the calendar year after the calendar year in which the Effective Time occurs, subject to each such Employee’s continued employment with Rayonier or SpinCo (as applicable) through the date that such bonus awards are paid, except as otherwise determined by the Compensation Committee of the Board of Directors of such Employee’s employer.

(iii) As soon as practicable after the Effective Time, (A) Rayonier shall grant to Rayonier Group Employees participating in the Rayonier Annual Corporate Bonus Program immediately prior to the Effective Time new bonus award opportunities with a Performance Period commencing as of the Distribution Date and ending as of the last day of the calendar year in which the Effective Time occurs, which awards shall be paid based on the achievement of performance objectives established in accordance with the terms of the Rayonier Annual Corporate Bonus Program, and (B) SpinCo shall grant to SpinCo Group Employees participating in the Rayonier Annual Corporate Bonus Program immediately prior to the Effective Time new bonus award opportunities with a Performance Period commencing as of the Effective Time and ending as of the last day of the calendar year in which the Distribution occurs, which awards shall be paid based on the achievement of performance objectives established in accordance with the terms of the SpinCo Annual Corporate Bonus Program.

(b) SpinCo Retained Bonus Plans. As of the Effective Time, the SpinCo Group shall continue to retain (or assume as necessary) each incentive compensation plan listed on Schedule 4.03(b) and any other incentive plan for the exclusive benefit of SpinCo Group Employees and Former SpinCo Group Employees whether or not sponsored by the SpinCo Group (the “SpinCo Retained Bonus Plans”), and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder; provided, however, that if a portion of the bonus award opportunity outstanding under any SpinCo Retained Bonus Plan as of immediately prior to the Effective Time is based on the achievement of performance goals relating to the Rayonier Group as a whole, the determination of the level of achievement of such performance goals shall be measured based on the performance of the Rayonier Group as of the Effective Time as determined by the Rayonier Compensation Committee.

(c) Allocation of Liabilities. Except as otherwise provided in this Agreement, (i) the Rayonier Group shall be solely responsible for funding, paying and discharging all obligations relating to any annual incentive bonus awards under any Rayonier annual incentive plan or other short-term compensation plan with respect to payments earned before, as of or after the Effective Time to Rayonier Group Employees or Former Rayonier Group Employees, and no member of the SpinCo Group shall have any obligations with respect thereto; and (ii) the SpinCo Group shall be solely responsible for funding, paying and discharging all obligations relating to any annual incentive bonus awards under any SpinCo Group annual incentive plan or other short-term incentive compensation plan (including the SpinCo Non-Equity Incentive Plan, the SpinCo Annual Corporate Bonus Plan and any SpinCo Retained Bonus Plan) with respect to payments made after the Effective Time to SpinCo Group Employees or Former SpinCo Group Employees, and no member of the Rayonier Group shall have any obligations with respect thereto.

Section 4.04. Executive Severance Plan and Trust.

(a) Executive Severance Pay Plan. Before the Effective Time, SpinCo shall, or shall cause another member of the SpinCo Group to, establish the SpinCo Executive Severance Pay Plan, which, for not less than the General Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Executive Severance Pay Plan. Notwithstanding the foregoing, during the General Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Executive Severance Pay Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those provided under the Rayonier Executive Severance Pay Plan to the SpinCo Group Employees who were participants in the Rayonier Executive Severance Pay Plan immediately prior to the Effective Time. During the General Continuation Period, the SpinCo Group Employees who participated in the Rayonier Executive Severance Pay Plan immediately prior to the Effective Time shall be eligible to participate in the SpinCo Executive Severance Pay Plan as of the Effective Time at the same level and to the same extent as they had participated in the Rayonier Executive Severance Pay Plan as of immediately prior to the Effective Time.

(b) Legal Resources and Executive Severance Trusts. Before the Effective Time, SpinCo shall, or shall cause another member of the SpinCo Group to, adopt the SpinCo Legal Resources Trust and the SpinCo Executive Severance Trust, which, for not less than the General Continuation Period, shall have substantially the same terms and conditions as the Rayonier Legal Resources Trust and the Rayonier Executive Severance Trust, respectively, each as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, during the General Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Legal Resources Trust and SpinCo Executive Severance Trust as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those provided under the Rayonier Legal Resources Trust and the Rayonier Executive Severance Trust, respectively, to the SpinCo Group Employees who were eligible for benefits under the Rayonier Legal Resources Trust and/or the Rayonier Executive Severance Trust immediately prior to the Effective Time. In connection with the establishment by SpinCo of the SpinCo Executive Severance Pay Plan (and the cessation of participation by the SpinCo Group Employees in the Rayonier Executive Severance Pay Plan), as of or before the Effective Time, Rayonier shall, or shall cause the (i) Rayonier Legal Resources Trust to, transfer funds to SpinCo or to the SpinCo Legal Resources Trust in an amount equal to the SpinCo Group’s pro rata share (determined based on the aggregate number of named participants in each individual plan who are SpinCo Group Employees divided by the aggregate number of participants in all such plans) of the amount of funds in the Rayonier Legal Resources Trust as of the latest practicable date before the Effective Time, and (ii) Rayonier Executive Severance Trust to transfer funds to SpinCo or to the SpinCo Executive Severance Trust in an amount equal to the SpinCo Group’s pro rata share (determined based on the aggregate amount of benefits payable to named participants under the Rayonier Executive Severance Pay Plan immediately prior to the Effective Time who are SpinCo Group Employees divided by the aggregate amount of benefits payable under the Rayonier Executive Severance Pay Plan immediately prior to the Effective Time) of the amount of funds in the Rayonier Executive Severance Trust as of the latest practicable date before the Effective Time. From and after the Effective Time, the SpinCo Group and (A) the SpinCo Legal Resources Trust shall be responsible for all Liabilities relating to SpinCo Group Employees that would have been satisfied by the Rayonier Legal Resources Trust had the Distribution not occurred, and neither any member of the Rayonier Group nor the Rayonier Legal Resources Trust shall have any Liabilities with respect thereto, and (B) the SpinCo Executive Severance Trust shall be responsible for all Liabilities relating to SpinCo Group Employees that would have been satisfied by the Rayonier Executive Severance Trust had the Distribution not occurred, and neither any member of the Rayonier Group nor the Rayonier Executive Severance Trust shall have any Liabilities with respect thereto.

Section 4.05. Director Compensation.

(a) Establishment of SpinCo Outside Directors’ Compensation Plan. Before the Effective Time, SpinCo shall establish the SpinCo Outside Directors’ Compensation Program, including a cash deferral option in accordance with Section 409A of the Code, with substantially the same terms as of immediately prior to the Effective Time as the Rayonier Outside Directors’ Compensation Program. Each SpinCo non-employee director as of the Effective Time who served on the Rayonier Board immediately prior to the Effective Time (a “Transferred Director”) but who will no longer serve on the Rayonier Board following the Effective Time, and held a deferred cash balance under the Rayonier Outside Directors’ Compensation Program immediately prior to the Effective Time, shall, as of the Effective Time, be credited under the SpinCo Outside Directors’ Compensation Program with the amount of his or her cash balance under the Rayonier Outside Directors’ Compensation Program and shall cease participation in the Rayonier Outside Directors’ Compensation Program as of the Effective Time (it being understood that such cessation shall not trigger any distribution of payments or benefits under the program), and, as of the Effective Time, Rayonier shall cease to have any Liability to any such SpinCo non-employee director under the Rayonier Outside Directors’ Compensation Program.

(b) Assumption of Directors’ Charitable Award Program. As of the Effective Time, the SpinCo Group shall assume all Liabilities, and take assignment from Rayonier of any and all Assets, relating to the Directors’ Charitable Award Program (including any insurance policies issued in connection with or in respect of the funding of Liabilities under the Directors’ Charitable Award Program), and the Rayonier Group shall be relieved of all such Liabilities so long as such assignment of Assets is completed.

(c) Other Liabilities. Except as provided in Section 4.05(a) or Section 4.05(b), Rayonier shall retain all other Liabilities and Assets relating to Rayonier non-employee director compensation, including pursuant to the Rayonier Outside Directors’ Compensation Program and cash deferral option agreements thereunder.

(d) Director Compensation. Rayonier shall be responsible for the payment of any fees for service on the Rayonier Board that are earned at, before, or after the Effective Time, and SpinCo shall not have any responsibility for any such payments. With respect to any SpinCo non-employee director, SpinCo shall be responsible for the payment of any fees for service on the SpinCo Board that are earned at any time after the Effective Time and Rayonier shall not have any responsibility for any such payments. Notwithstanding the foregoing, SpinCo shall commence paying quarterly cash retainers to SpinCo non-employee directors in respect of the quarter in which the Effective Time occurs; provided that (i) if Rayonier has already paid such quarter’s cash retainers to Rayonier non-employee directors prior to the Effective Time, then within 30 days after the Distribution Date, SpinCo will pay Rayonier an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to SpinCo after the Distribution Date (other than any amount that is subject to a deferral election and is credited or to be credited to any such director’s account under the SpinCo Outside Directors’ Compensation Program), and (ii) if Rayonier has not yet paid such quarter’s cash retainers to Rayonier non-employee directors prior to the Effective Time, then within 30 days after the Distribution Date, Rayonier will pay SpinCo an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to

Rayonier on and prior to the Distribution Date. Rayonier Awards held by non-employee directors as of immediately prior to the Effective Time shall be treated as described in Section 4.02.

ARTICLE V

QUALIFIED RETIREMENT PLANS

Section 5.01. SpinCo Pension Plan.

(a) Establishment of SpinCo Pension Plan. Before the Effective Time, SpinCo shall establish the SpinCo Pension Plan, which, for not less than the General Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Pension Plan. Notwithstanding the foregoing, for not less than the General Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Pension Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those applicable under the Rayonier Pension Plan to SpinCo Group Employees who were participants in the Rayonier Pension Plan immediately prior to the Effective Time. As soon as practicable after the Effective Time and upon receipt by Rayonier of (i) a copy of the SpinCo Pension Plan; (ii) a copy of certified resolutions of the SpinCo Board (or its authorized committee or other delegate) evidencing adoption of the SpinCo Pension Plan and any related trust(s) (the “SpinCo Pension Trust”) and the assumption by the SpinCo Pension Plan of the Liabilities described in Section 5.01(b); and (iii) either (A) a favorable determination letter issued by the IRS with respect to the SpinCo Pension Plan and SpinCo Pension Trust, or (B) an opinion of counsel, which counsel and opinion are reasonably satisfactory to Rayonier, with respect to the qualified status of the SpinCo Pension Plan under Section 401(a) of the Code and the tax-exempt status of the SpinCo Pension Trust under Section 501(a) of the Code, Rayonier shall direct the trustee of the Rayonier Pension Trust to transfer assets of the Rayonier Pension Plan to the SpinCo Pension Trust in the amounts described in Section 5.01(b).

(b) Assumption of Liabilities; ERISA Section 4044 Transfer.

(i) Rayonier Pension Plan. As of the Effective Time, SpinCo shall cause the SpinCo Pension Plan to assume Liabilities under the Rayonier Pension Plan for SpinCo Group Employees and Former SpinCo Group Employees, and shall cause the SpinCo Pension Trust to accept Assets with respect to such assumed Liabilities (including Assets and Liabilities in respect of beneficiaries and/or alternate payees). The Rayonier Pension Trust shall transfer such Assets to the SpinCo Pension Trust and, upon completion of such Asset transfer, the Rayonier Pension Plan and the Rayonier Group shall be relieved of such Liabilities.

(ii) Transfer of Assets. The amount of Assets (whether in cash or kind, as determined by Rayonier) to be transferred from the Rayonier Pension Trust to the SpinCo Pension Trust in respect of the assumption of Liabilities by SpinCo under Section 5.01(b)(i) shall be determined as of the Distribution Date in accordance with, and shall comply with, Section 414(l) of the Code and, to the extent deemed applicable by the Parties, ERISA Section 4044. Assumptions used to determine the value (or amount) of the Assets to be transferred shall be the safe harbor assumptions specified for valuing benefits in trusteed plans under Department of Labor Regulations Section 4044.51-57 and, to the extent not so specified, shall be based on the assumptions used in the annual valuation report to determine minimum funding requirements most recently prepared before the transfer by the actuary for the Rayonier Pension Plan. The transfer amounts described above shall be credited or debited, as applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Distribution Date and an assessment date set by Rayonier that is as close as practicable, taking into account the timing and reporting of valuation of Assets in the Rayonier Pension Trust, to the date upon which Assets equal in value to the transfer amount are actually transferred from the Rayonier Pension Trust to the SpinCo Pension Trust. During the time before such transfer, benefits for SpinCo Group Employees who terminate employment with the SpinCo Group shall be paid from the Rayonier Pension Trust. The ultimate transfer amount shall be reduced by the amount of these benefits and credited or debited by the actual investment earnings or losses from the payment date to the assessment date set by Rayonier above. In addition, during this period, SpinCo will be responsible for a pro rata share of trustee and administration fees attributable to the Assets of the SpinCo Pension Plan that remain in the Rayonier Pension Trust. The entries in the Rayonier Pension Plan funding standard accounts shall be divided between the Rayonier Pension Plan and the SpinCo Pension Plan based on the guidance provided in Revenue Rulings 81-212 and 86-47.

(c) SpinCo Pension Plan Provisions. The SpinCo Pension Plan shall provide that:

(i) SpinCo Group Employees and Former SpinCo Group Employees shall (A) be eligible to participate in the SpinCo Pension Plan as of the Effective Time to the extent that they were eligible to participate in the Rayonier Pension Plan as of immediately prior to the Effective Time, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Rayonier Pension Plan as of the Effective Time as if that service had been rendered to SpinCo;

(ii) the compensation paid by the Rayonier Group to a SpinCo Group Employee or Former SpinCo Group Employee that is recognized under the Rayonier Pension Plan as of immediately prior to the Effective Time shall be credited and recognized for all applicable purposes under the SpinCo Pension Plan as though it were compensation from the SpinCo Group;

(iii) the accrued benefit of each SpinCo Group Employee or Former SpinCo Group Employee under the Rayonier Pension Plan as of the Effective Time shall be payable under the SpinCo Pension Plan at the time and in a form that would have been permitted under the Rayonier Pension Plan as in effect as of the Effective Time, with employment by the Rayonier Group before the Effective Time treated as employment by the SpinCo Group under the SpinCo Pension Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms; and

(iv) the SpinCo Pension Plan shall assume and honor the terms of all QDROs in effect under the Rayonier Pension Plan as of immediately prior to the Effective Time with respect to SpinCo Group Employees and Former SpinCo Group Employees.

(d) Determination Letter Request. SpinCo shall submit an application to the IRS as soon as practicable after the Effective Time (but no later than the last day of the applicable remedial amendment period as defined in applicable Code provisions) requesting a determination letter regarding the qualified status of the SpinCo Pension Plan under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code as of the Distribution Date and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.

(e) Rayonier Pension Plan after Distribution Date. From and after the Effective Time, (i) the Rayonier Pension Plan shall continue to be responsible for Liabilities in respect of Rayonier Group Employees and Former Rayonier Group Employees, and (ii) no SpinCo Group Employees or Former SpinCo Group Employees shall accrue any benefits under the Rayonier Pension Plan. Without limiting the generality of the foregoing, SpinCo Group Employees or Former SpinCo Group Employees shall cease to be participants in the Rayonier Pension Plan, effective as of the Effective Time.

(f) Plan Fiduciaries. For all periods after the Effective Time, the Parties agree that the applicable fiduciaries of each of the Rayonier Pension Plan and the SpinCo Pension Plan, respectively, shall have the authority with respect to the Rayonier Pension Plan and the SpinCo Pension Plan, respectively, to determine the plan investments and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(g) No Loss of Unvested Benefits; No Distributions. The transfer of any SpinCo Group Employee’s employment to the SpinCo Group will not result in the loss of that SpinCo Group Employee’s unvested accrued benefits (if any) under the Rayonier Pension Plan, which benefit Liability shall be assumed under the SpinCo Pension Plan as provided herein. No SpinCo Group Employee shall be entitled to a distribution of his or her benefit under the Rayonier Pension Plan or the SpinCo Pension Plan as a result of such transfer of employment.

Section 5.02. SpinCo Retained Pension Plans. As of the Effective Time, the SpinCo Group shall retain (or assume to the extent necessary) sponsorship of the Jesup Hourly Union Plan and the Fernandina Hourly Union Plan (collectively, the “SpinCo Retained Pension Plans”), and, from and after the Effective Time, all Assets and Liabilities thereunder shall be Assets and Liabilities of the SpinCo Group.

Section 5.03. SpinCo Savings Plan.

(a) Establishment of Plan. Before the Effective Time, SpinCo shall establish the SpinCo Savings Plan, which, for not less than the General Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Savings Plan. Notwithstanding the foregoing, during the General Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Savings Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those applicable under the Rayonier Saving Plan to SpinCo Group Employees who were participants in the Rayonier Savings Plan immediately prior to the Effective Time. Before the Effective Time, SpinCo shall provide Rayonier with (i) a copy of the SpinCo Savings Plan; (ii) a copy of certified resolutions of the SpinCo Board (or its authorized committee or other delegate) evidencing adoption of the SpinCo Savings Plan and the related trust(s) and the assumption by the SpinCo Savings Plan of the Liabilities described in Section 5.03(b); and (iii) either (A) a favorable determination letter issued by the IRS respect to the SpinCo Savings Plan and its related trust or (B) an opinion of counsel, which counsel and opinion are reasonably satisfactory to Rayonier, with respect to the qualified status of the SpinCo Savings Plan under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code.

(b) Transfer of Account Balances. Not later than 30 days following the Distribution Date (or such later time as mutually agreed by the Parties), Rayonier shall cause the trustee of the Rayonier Savings Plan to transfer from the trust(s) which forms a part of the Rayonier Savings Plan to the trust(s) which forms a part of the SpinCo Savings Plan the account balances of the SpinCo Group Employees and Former SpinCo Group Employees under the Rayonier Savings Plan, determined as of the date of the transfer. Such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans, and, with respect to unitized investments in the Rayonier Inc. Common Stock Fund (the “Rayonier Share Fund”), Rayonier Shares and SpinCo Shares. Any Asset and Liability transfers pursuant to this Section 5.03(b) shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code.

(c) SpinCo Share Fund in SpinCo Savings Plan. The SpinCo Savings Plan will provide, effective as of the Effective Time: (i) for the establishment of a share fund for SpinCo Shares (the “SpinCo Share Fund”); (ii) that such SpinCo Share Fund shall receive a transfer of and hold all SpinCo Shares distributed in connection with the Distribution in respect of Rayonier Shares held in Rayonier Savings Plan accounts of SpinCo Group Employees and Former SpinCo Group Employees participating in the Rayonier Savings Plan immediately prior to the Effective Time; and (iii) that, following the Effective Time, contributions made by or on behalf of such participants shall be allocated to the SpinCo Share Fund, if so directed in accordance with the terms of the SpinCo Savings Plan.

(d) Rayonier Share Fund in SpinCo Savings Plan. Participants in the SpinCo Savings Plan will be prohibited from increasing their holdings in the Rayonier Share Fund under the SpinCo Savings Plan and may elect to liquidate their holdings in the Rayonier Share Fund and invest those monies in any other investment fund offered under the SpinCo Savings Plan. After the Effective Time and the transfer of the account balances as provided in Section 5.03(b) above, all outstanding investments in the Rayonier Share Fund under the SpinCo Savings Plan shall be liquidated and reinvested in other investment funds offered under the SpinCo Savings Plan, on such dates and in accordance with such procedures as are determined by the administrator and the trustee of the SpinCo Savings Plan.

(e) SpinCo Share Fund in Rayonier Savings Plan. SpinCo Shares distributed in connection with the Distribution in respect of Rayonier Shares held in Rayonier Savings Plan accounts of Rayonier Group Employees or Former Rayonier Group Employees who participate in the Rayonier Savings Plan shall be deposited in a SpinCo Share Fund under the Rayonier Savings

Plan, and such participants in the Rayonier Savings Plan will be prohibited from increasing their holdings in such SpinCo Share Fund under the Rayonier Savings Plan and may elect to liquidate their holdings in such SpinCo Share Fund and invest those monies in any other investment fund offered under the Rayonier Savings Plan. After the Effective Time, all outstanding investments in the SpinCo Share Fund under the Rayonier Savings Plan shall be liquidated and reinvested in other investment funds offered under the Rayonier Savings Plan, on such dates and in accordance with such procedures as are determined by the administrator and the trustee of the Rayonier Savings Plan.

(f) SpinCo Savings Plan Provisions. The SpinCo Savings Plan shall provide that:

(i) SpinCo Group Employees and Former SpinCo Group Employees shall (A) be eligible to participate in the SpinCo Savings Plan as of the Effective Time to the extent that they were eligible to participate in the Rayonier Savings Plan as of immediately prior to the Effective Time, and (B) receive credit for all service credited for that purpose under the Rayonier Savings Plan as of immediately prior to the Distribution as if that service had been rendered to SpinCo; and

(ii) the account balance of each SpinCo Group Employee and Former SpinCo Group Employee under the Rayonier Savings Plan as of the date of the transfer of Assets from the Rayonier Savings Plan (including any outstanding promissory notes) shall be credited to such individual’s account balance under the SpinCo Savings Plan.

(g) Determination Letter Request. SpinCo shall submit an application to the IRS as soon as practicable after the Effective Time (but no later than the last day of the applicable remedial amendment period as defined in applicable Code provisions) requesting a determination letter regarding the qualified status of the SpinCo Savings Plan under Sections 401(a) and 401(k) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.

(h) Rayonier Savings Plan after Effective Time. From and after the Effective Time, (i) the Rayonier Savings Plan shall continue to be responsible for Liabilities in respect of Rayonier Group Employees and Former Rayonier Group Employees, and (ii) no SpinCo Group Employees or Former SpinCo Group Employees shall accrue any benefits under the Rayonier Savings Plan. Without limiting the generality of the foregoing, SpinCo Group Employees and Former SpinCo Group Employees shall cease to be participants in the Rayonier Savings Plan effective as of the Effective Time.

(i) Plan Fiduciaries. For all periods after the Effective Time, the Parties agree that the applicable fiduciaries of each of the Rayonier Savings Plan and the SpinCo Savings Plan, respectively, shall have the authority with respect to the Rayonier Savings Plan and the SpinCo Savings Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(j) No Loss of Unvested Benefits; No Distributions. The transfer of any SpinCo Group Employee’s employment to the SpinCo Group will not result in loss of that SpinCo Group Employee’s unvested benefits (if any) under the Rayonier Savings Plan, which benefit Liability will be assumed under the SpinCo Savings Plan as provided herein. No SpinCo Group Employee shall be entitled to a distribution of his or her benefit under the Rayonier Savings Plan or SpinCo Savings Plan as a result of such transfer of employment.

Section 5.04. SpinCo Retained Savings Plans. As of the Effective Time, the SpinCo Group shall retain (or assume to the extent necessary) sponsorship of the Rayonier – Jesup Mill Savings Plan for Hourly Employees and the Rayonier Inc. – Fernandina Mill Savings Plan for Hourly Employees (collectively, the “SpinCo Retained Savings Plans”), and, from and after the Effective Time, all Assets and Liabilities thereunder shall be Assets and Liabilities of the SpinCo Group.

ARTICLE VI

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 6.01. SpinCo Excess Benefit Plan.

(a) Establishment of the SpinCo Excess Benefit Plan. Before the Effective Time, SpinCo shall establish the SpinCo Excess Benefit Plan, which, for not less than the General Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Excess Benefit Plan. Notwithstanding the foregoing, during the General Continuation Period, SpinCo may make such changes, modifications or amendments to the SpinCo Executive Excess Benefit Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those applicable under the Rayonier Excess Benefit Plan to SpinCo Group Employees who were participants in the Rayonier Excess Benefits Plan immediately prior to the Effective Time.

(b) Assumption of Liabilities from Rayonier. As of the Effective Time, SpinCo shall, and shall cause the SpinCo Excess Benefit Plan to, assume all Liabilities under the Rayonier Excess Benefit Plan for the benefits of SpinCo Group Employees and Former SpinCo Group Employees and their respective beneficiaries and/or alternate payees, and the Rayonier Group and the Rayonier Excess Benefit Plan shall be relieved of all Liabilities for those benefits. Rayonier shall retain all Liabilities under the Rayonier Excess Benefit Plan for the benefits for Rayonier Group Employees and Former Rayonier Group Employees and their respective beneficiaries and/or alternate payees. From and after the Effective Time, SpinCo Group Employees and Former SpinCo Group Employees shall cease to be participants in the Rayonier Excess Benefit Plan.

Section 6.02. SpinCo Excess Savings and Deferred Compensation Plan.

(a) Establishment of the SpinCo Excess Savings and Deferred Compensation Plan. Before the Effective Time, SpinCo shall establish the SpinCo Excess Savings and Deferred Compensation Plan, which, for not less than the General Continuation Period, shall have substantially the same terms as of immediately prior to the Effective Time as the Rayonier Excess Savings and Deferred Compensation Plan. Notwithstanding the foregoing, during the General Continuation Period, SpinCo may make such changes, modifications or amendments to the Excess Savings and Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those applicable under the Rayonier Excess Savings and Deferred Compensation Plan to SpinCo Group Employees who were participants in the Rayonier Excess Savings and Deferred Compensation Plan immediately prior to the Effective Time.

(b) Assumption of Liabilities from Rayonier. As of the Effective Time, SpinCo shall, and shall cause the SpinCo Excess Savings and Deferred Compensation Plan to, assume all Liabilities under the Rayonier Excess Savings and Deferred Compensation Plan for the benefits of SpinCo Group Employees and Former SpinCo Group Employees and their respective beneficiaries and/or alternate payees determined as of immediately prior to the Effective Time, and the Rayonier Group and the Rayonier Excess Savings and Deferred Compensation Plan shall be relieved of all Liabilities for those benefits. Rayonier shall retain all Liabilities under the Rayonier Excess Savings and Deferred Compensation Plan for the benefits for Rayonier Group Employees and Former Rayonier Group Employees and their respective beneficiaries and/or alternate payees. From and after the Effective Time, SpinCo Group Employees and Former SpinCo Group Employees shall cease to be participants in the Rayonier Excess Savings and Deferred Compensation Plan.

Section 6.03. Deferred Compensation Benefits for Certain Executives. As of the Effective Time, SpinCo shall assume all Liabilities with respect to the retired participants in the Split-Dollar Life Insurance/Deferred Compensation Retention Benefit Program, effective January 1, 2000, and their respective beneficiaries and/or alternate payees that are funded through the Trust Agreement for Deferred Compensation Benefits for Certain Executives of Rayonier Inc. (also known as the Key Executive Life Program), and, following completion of the Asset transfer described in this Section 6.03, the Rayonier Group shall be relieved of all Liabilities for those benefits. As of the Effective Time, the SpinCo Group shall assume the Trust Agreement for Deferred Compensation Benefits for Certain Executives of Rayonier Inc. and all Assets and Liabilities of such trust (including any insurance policies issued in connection with or in respect of the funding of Liabilities under the Split-Dollar Life Insurance/Deferred Compensation Retention Benefit Program), and, following completion of such assumption, the Rayonier Group shall cease to have any rights or obligations in respect of such trust, its Assets and the benefits funded by such trust.

Section 6.04. Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement will trigger a payment or distribution of compensation under any of the Rayonier Nonqualified Plans or SpinCo Nonqualified Plans for any participant and, consequently, that the payment or distribution of any compensation to which such participant is entitled under any of the Rayonier Nonqualified Plans or SpinCo Nonqualified Plans will occur upon such participant’s separation from service from the SpinCo Group or at such other time as provided in the applicable SpinCo Nonqualified Plan or participant’s deferral election.

ARTICLE VII

WELFARE BENEFIT PLANS

Section 7.01. Welfare Plans.

(a) Establishment of SpinCo Welfare Plans. Before the Effective Time, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, establish the SpinCo Welfare Plans, which, for not less than the Welfare Benefit Continuation Period, shall have terms substantially similar in the aggregate to those of the corresponding Rayonier Welfare Plans as of the Effective Time, except as otherwise required by applicable Law.

(b) Waiver of Conditions; Benefit Maximums. SpinCo shall use commercially reasonable efforts to cause the SpinCo Welfare Plans to:

(i) with respect to initial enrollment as of the Effective Time, waive (A) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any SpinCo Group Employee or Former SpinCo Group Employee, other than limitations that were in effect with respect to the SpinCo Group Employee or Former SpinCo Group Employee under the applicable Rayonier Welfare Plan as of immediately prior to the Effective Time, and (B) any waiting period limitation or evidence of insurability requirement applicable to a SpinCo Group Employee or Former SpinCo Group Employee other than limitations or requirements that were in effect with respect to such SpinCo Group Employee or Former SpinCo Group Employee under the applicable Rayonier Welfare Plans as of immediately prior to the Effective Time; and

(ii) take into account (A) with respect to aggregate annual, lifetime, or similar maximum benefits available under the SpinCo Welfare Plans, a SpinCo Group Employee’s or Former SpinCo Group Employee’s prior claim experience under the Rayonier Welfare Plans and any Benefit Plan that provides leave benefits; and (B) any eligible expenses incurred by a SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents during the portion of the plan year of the applicable Rayonier Welfare Plan ending as of the Effective Time to be taken into account under such SpinCo Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by Rayonier for similar purposes prior to the Effective Time as if such amounts had been paid in accordance with such SpinCo Welfare Plan.

(c) Health Savings Accounts. Before the Effective Time, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a SpinCo Welfare Plan that will provide health savings account benefits to SpinCo Group Employees on and after the Effective Time (a “SpinCo HSA”). It is the intention of the Parties that all activity under a SpinCo Group Employee’s health savings account under a Rayonier Welfare Plan (a “Rayonier HSA”) for the year in which the Effective Time occurs be treated instead as activity under the corresponding account under the SpinCo HSA, such that (i) any period of participation by a SpinCo Group Employee in a Rayonier

HSA during the year in which the Effective Time occurs will be deemed a period when such SpinCo Group Employee participated in the corresponding SpinCo HSA; (ii) all expenses incurred during such period will be deemed incurred while such SpinCo Group Employee’s coverage was in effect under the corresponding SpinCo HSA; and (iii) all elections and reimbursements made with respect to such period under the Rayonier HSA will be deemed to have been made with respect to the corresponding SpinCo HSA.

(d) Flexible Spending Accounts. The Parties shall use commercially reasonable efforts to ensure that as of the Effective Time any health or dependent care flexible spending accounts of SpinCo Group Employees (whether positive or negative) (the “Transferred Account Balances”) under Rayonier Welfare Plans that are health or dependent care flexible spending account plans are transferred, as soon as practicable after the Effective Time, from the Rayonier Welfare Plans to the corresponding SpinCo Welfare Plans. Such SpinCo Welfare Plans shall assume responsibility as of the Effective Time for all outstanding health or dependent care claims under the corresponding Rayonier Welfare Plans of each SpinCo Group Employee for the year in which the Effective Time occurs and shall assume and agree to perform the obligations of the corresponding Rayonier Welfare Plans from and after the Effective Time. As soon as practicable after the Effective Time, and in any event within 30 days after the amount of the Transferred Account Balances is determined or such later date as mutually agreed upon by the Parties, SpinCo shall pay Rayonier the net aggregate amount of the Transferred Account Balances, if such amount is positive, and Rayonier shall pay SpinCo the net aggregate amount of the Transferred Account Balances, if such amount is negative.

(e) Allocation of Welfare Assets and Liabilities. Effective as of the Effective Time, the SpinCo Group shall assume all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of SpinCo Group Employees or Former SpinCo Group Employees or their covered dependents under the Rayonier Welfare Plans or SpinCo Welfare Plans before, at, or after the Effective Time. No Rayonier Welfare Plan shall provide coverage to any SpinCo Group Employee or Former SpinCo Group Employee after the Effective Time.

Section 7.02. COBRA and HIPAA. The Rayonier Group shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Rayonier Welfare Plans with respect to any Rayonier Group Employees and any Former Rayonier Group Employees (and their covered dependents) who incur a qualifying event under COBRA before, as of, or after the Effective Time. Effective as of the Effective Time, the SpinCo Group shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo Welfare Plans with respect to any SpinCo Group Employees or Former SpinCo Group Employees (and their covered dependents) who incur a qualifying event or loss of coverage under the Rayonier Welfare Plans and/or the SpinCo Welfare Plans before, as of, or after the Effective Time. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 7.03. Vacation, Holidays and Leaves of Absence. Effective as of the Effective Time, the SpinCo Group shall assume all Liabilities of the Rayonier Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each SpinCo Group Employee. The Rayonier Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Rayonier Group Employee.

Section 7.04. Severance and Unemployment Compensation. Without limiting the generality of Section 4.04, effective as of the Effective Time, the SpinCo Group shall assume any and all Liabilities to, or relating to, SpinCo Group Employees and Former SpinCo Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time. The Rayonier Group shall be responsible for any and all Liabilities to, or relating to, Rayonier Group Employees and Former Rayonier Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time.

Section 7.05. Workers’ Compensation. With respect to claims for workers’ compensation in the United States, (a) the SpinCo Group shall be responsible for claims in respect of SpinCo Group Employees and Former SpinCo Group Employees, whether occurring before, at or after the Effective Time, and (b) the Rayonier Group shall be responsible for all claims in respect of Rayonier Group Employees and Former Rayonier Group Employees, whether occurring before, at or after the Effective Time. The treatment of workers’ compensation claims by SpinCo with respect to Rayonier insurance policies shall be governed by Section 5.1 of the Separation and Distribution Agreement.

Section 7.06. Insurance Contracts. To the extent that any Rayonier Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the Parties will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for SpinCo (except to the extent that changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both Rayonier and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.06.

Section 7.07. Third-Party Vendors. Except as provided below, to the extent that any Rayonier Welfare Plan is administered by a third-party vendor, the Parties will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SpinCo and to maintain any pricing discounts or other preferential terms for both Rayonier and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.07.

Section 7.08. SpinCo Retained Welfare Plans. As of the Effective Time, the SpinCo Group shall retain sponsorship of the Welfare Plans listed on Schedule 7.08 (the “SpinCo

Retained Welfare Plans”), and, from and after the Effective Time, all Liabilities thereunder shall be Liabilities of the SpinCo Group.

ARTICLE VIII

NON-U.S. EMPLOYEES

SpinCo Group Employees and Former SpinCo Group Employees who are residents outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the SpinCo Group Employees and Former SpinCo Group Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, Rayonier and SpinCo (acting directly or through members of the Rayonier Group or the SpinCo Group, respectively) shall provide to the other and their respective authorized agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Effective Time, Rayonier shall transfer to SpinCo any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to SpinCo Group Employees and Former SpinCo Group Employees and other records reasonably required by SpinCo to enable SpinCo properly to carry out its obligations under this Agreement. Such transfer of records generally shall occur as soon as administratively practicable at or after the Effective Time. Each Party will permit the other Party reasonable access to Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

(c) Access to Records. To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related records after the Effective Time will be provided to members of the Rayonier Group and members of the SpinCo Group pursuant to the terms and conditions of Article VI of the Separation and Distribution Agreement.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Rayonier and SpinCo shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e) Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement, (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, and (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations. In addition to and not in limitation of the other provisions of this Article IX, the Parties shall use commercially reasonable efforts to cooperate in order to ensure the effective implementation and enforcement of obligations under that certain Employee Benefit Services and Liability Agreement by and between ITT Corporation and Rayonier, dated as of February 11, 1994 (the “ITT Employee Benefits Agreement”) as it relates to Rayonier Group Employees, Former Rayonier Group Employees, SpinCo Group Employees and Former SpinCo Group Employees, it being understood that such implementation and enforcement may involve direct communications and information sharing between SpinCo and ITT Corporation (or its permitted successor in interest), subject to Rayonier’s prior written consent as it relates to Rayonier Group Employees and Former Rayonier Group Employees.

(f) Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.9 of the Separation and Distribution Agreement and the requirements of applicable Law.

Section 9.02. Preservation of Rights to Amend. The rights of each member of the Rayonier Group and each member of the SpinCo Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.03. Fiduciary Matters. Rayonier and SpinCo each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.04. Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 9.05. Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Rayonier represents on behalf of itself and, to the extent applicable, each of its Subsidiaries, and SpinCo represents on behalf of itself and, to the extent applicable, each of its Subsidiaries, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(c) Each Party acknowledges and agrees that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 9.06. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 9.07. Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto; provided, however, that each Party may assign all of its rights and obligations under this Agreement to any of its Subsidiaries; and provided, further, that no such assignment shall release the assigning Party from any of its liabilities or obligations under this Agreement. Notwithstanding the foregoing, no consent for assignment shall be required for the assignment of a Party’s rights and obligations under this Agreement, the Separation and Distribution Agreement and all other Ancillary Agreements in whole (i.e., the assignment of a party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. Nothing herein is intended to, or shall be construed to, prohibit either Party or any of its Subsidiaries from being party to or undertaking a transaction that would result in a change of control.

Section 9.08. Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder. There are no other third-party beneficiaries of this Agreement and this Agreement shall not provide any other Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 9.09. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.09):

If to Rayonier, to:

Rayonier Inc.

225 Water Street, Suite 1400

Jacksonville, FL 32202

Attention: General Counsel

Rayonier Inc.

225 Water Street, Suite 1400

Jacksonville, FL 32202

Attention: Chief Financial Officer

If to SpinCo, to:

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: General Counsel

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: Chief Financial Officer

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 9.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of any such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 9.11. Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 9.12. Headings. The Article, Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Effective Time and shall remain in full force and effect thereafter.

Section 9.14. Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.15. Dispute Resolution. The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 9.16. Specific Performance. Subject to Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 9.17. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 9.18. Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or Jacksonville, Florida; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to June 27, 2014.

Section 9.19. Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

RAYONIER INC.

By:	/s/ H. Edwin Kiker
	Name:	H. Edwin Kiker
	Title:	Senior Vice President and Chief Financial Officer

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Paul G. Boynton
	Name:	Paul G. Boynton
	Title:	President and Chief Executive Officer

[Signature Page to Employee Matters Agreement]

Schedule 1.01(c)

Rayonier Welfare Plans

Type	Plan Name / Benefit	Vendor	Group

Perquisites	Executive Physical Program	Mayo	Executives

Perquisites	Executive Financial / Tax Planning	Rayonier	Executives

Life & AD&D	Rayonier Salaried Life Insurance Plan	Cigna Life Insurance	Salaried Actives & Retirees (Life)

Business Travel Accident	The Rayonier Salaried Business Travel Accident Insurance Plan	National Union Fire Insurance	Salaried

Group Universal Life	Group Universal Life Insurance	Met Life	Salaried

Long Term Disability	Group Long Term Disability for Employees of Rayonier Inc.	Cigna Life Insurance	Salaried

Short Term Disability	Group Short Term Disability for Employees of Rayonier, Inc.	Rayonier	Salaried

Supplemental Disability (SIRIP)	Supplemental Income Replacement Insurance Program	The Standard and Mass Mutual	Salaried

Voluntary AD&D	The Rayonier Salaried Voluntary Accident Insurance Plan	National Union Fire Insurance	Salaried

Dental	BCBS Dente Max Dental PPO	BCBS	Salaried Actives & Retirees

EAP	Lifeworks EAP and Telephonic Health Coaching	Lifeworks	Salaried

Medical	Consumer Directed Value Plan & Consumer Directed Choice Plan	BCBS / Express Scripts	Salaried

Retiree Medical	Consumer Directed Health Plan	BCBS / Express Scripts	Salaried Retirees

Vision	EyeMed Vision Care	Eye Med	Salaried

Dependent Care FSA	Dependent Care Flexible Spending Account	BCBS	Salaried

HSA	Health Savings Account	BCBS	Salaried

Severance	Rayonier Inc. Severance Pay Plan for Salaried Employees	Rayonier	Salaried

Schedule 2.03(a)

Rayonier Benefit Plans to be Mirrored by SpinCo (subject to the terms of the Agreement)

Equity, Incentive and Executive Compensation Plans

Rayonier Incentive Stock Plan

Rayonier Non-Equity Incentive Plan

Rayonier Annual Corporate Bonus Program

Rayonier 2014 Bonus and Gain Share Plan

Rayonier Executive Severance Pay Plan

Rayonier Outside Directors Cash Compensation Program

Retirement and Deferred Compensation Plans

Retirement Plan for Salaried Employees of Rayonier Inc.

Rayonier Inc. Excess Benefit Plan

Rayonier Investment and Savings Plan for Salaried Employees

Rayonier Inc. Excess Savings and Deferred Compensation Plan

Rayonier Legal Resources Trust

Rayonier Industries Ltd. Group Personal Pension Plan (GPPP)

Welfare Plans

Schedule 1.01(c) is incorporated herein by reference

Schedule 4.03(b)

SpinCo Retained Bonus Plans

Performance Fibers Hourly

Performance Fibers Salaried Grades 11 and Below

Performance Fibers Salaried Grades 12-16

Performance Fibers Salaried Grades 17 and Above

Performance Fibers Sales, Marketing and Research

Supply Chain Management

Performance Fibers Jesup / Fern Mill Sr. Mgmt

Performance Fibers Manufacturing Sr. Mgmt

Rayonier Cash Incentive Plan (2012-2014)

Performance Fibers Special Bonus Plan

SE Wood Procurement

SE Wood Procurement Sr. Mgmt

Schedule 7.08

SpinCo Retained Welfare Plans

Type	Plan Name / Benefit	Vendor	Group

Life/Accident/Disability	Group Short Term Disability & Life Plan for Employees of Rayonier Inc.	Cigna Life Insurance	Jesup and Fernandina Hourly

Dental	Aetna Dental	Aetna	Fernandina Hourly Actives & Retirees

Dental	BCBS Dente Max Dental PPO	BCBS	Jesup Hourly Actives & Retirees

EAP	Lifeworks EAP and Telephonic Health Coaching	Lifeworks	Jesup and Fernandina Hourly

Medical	Aetna Health Network Only	Aetna	Fernandina Hourly Actives & Retirees

Medical	Jesup Union PPO and Consumer Directed Choice Plan	BCBS / Express Scripts	Jesup Hourly Actives & Retirees

Vision	United Healthcare Group Vision Care Insurance	United Healthcare	Fernandina Hourly

Vision	EyeMed Vision Care	EyeMed	Jesup Hourly

Dependent Care FSA	Dependent Care Flexible Spending Account	BCBS	Jesup Hourly

Health Care FSA	Healthcare Flexible Spending Account	BCBS	Jesup Hourly

HSA	Health Savings Account	BCBS	Jesup Hourly

Voluntary Short-Term Disability	TrustMark Voluntary Short-Term Disability	TrustMark	Fernandina Hourly